SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 7, 2003

QORUS.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-27551	65-0358792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 South LaSalle Street

Suite 1710

Chicago, Illinois 60603

(Address of Principal Executive Offices)(Zip Code)

(312) 419-0077

(Registrant’s telephone number, including area code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On February 7, 2003, Qorus.com, Inc. dismissed Farber & Hass, LLP as its independent accountants. Qorus.com’s Board of Directors participated in and approved the decision to change independent accountants. The reports of Farber & Hass, LLP on Qorus.com’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles (except for explanatory paragraphs with respect to a going concern uncertainty).

In connection with its audits for Qorus.com’s two most recent fiscal years and through February 7, 2003, there have been no disagreements with Farber & Hass, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Farber & Hass, LLP would have caused Farber & Hass, LLP to make reference thereto in their reports on Qorus.com’s financial statements for such years and/or interim periods. Qorus.com has requested that Farber & Hass, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statement. A copy of such letter, dated February 13, 2003, is filed as Exhibit 16.1 herewith.

On February 11, 2003, Qorus.com engaged King Griffin & Adamson P.C. as its new independent accountants. During Qorus.com’s two most recent fiscal years and through February 11, 2003, no consultations have occurred between Qorus.com and King Griffin & Adamson P.C. which concerned the subject matter of a disagreement with Farber & Hass, LLP. As of February 11, 2003, King Griffin & Adamson P.C. has not rendered any written or oral advice to Qorus.com on the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on Qorus.com’s financial statements.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

16.1    Letter Regarding Change in Certifying Accountant from Farber & Hass, LLP

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 13, 2003

QORUS.COM, INC.

By:	/s/ Thomas C. Ratchford
Thomas C. Ratchford
Chief Financial Officer